Exhibit (h) (34)

                     SHAREHOLDER SERVICING AGENT AGREEMENT
                              REVISED FEE SCHEDULE
                             as of January 1, 2000



Firstar Mutual Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202

Gentlemen:

          You currently serve as shareholder accounting agent to the Money Market Fund, Institutional Money Market Fund, U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Short-Term Bond Market Fund, Intermediate Bond Market Fund, Bond IMMDEXTM Fund, Tax-Exempt Intermediate Bond Fund, Balanced Income Fund, Balanced Growth Fund, Growth and Income Fund, Equity Index Fund, Growth Fund, MidCap Index Fund, Special Growth Fund, Emerging Growth Fund, MicroCap Fund, Core International Equity Fund and International Equity Fund (the "Funds") of Firstar Funds, Inc. (the "Company") pursuant to a Shareholder Servicing Agreement dated March 23, 1988 as amended (the "Agreement"). Pursuant to Paragraph 5 of the Agreement, your compensation for the services provided to the Funds under the Agreement shall be determined in accordance with the Fee Schedules attached hereto.

          Please sign two copies of this letter where indicated to signify your agreement to the compensation terms set forth on the attached Fee Schedules for the Funds as of the date written above.

                                   Sincerely,

                                   FIRSTAR FUNDS, INC.



                                   BY:  /s/ Laura Rauman
                                       -------------------------
                                   Title:    Authorized Officer

ACKNOWLEDGED AND AGREED:

FIRSTAR MUTUAL FUND SERVICES, LLC

By:  /s/ Joseph P. Neuberger
     -----------------------
Title:    Vice President

                       FIRSTAR MUTUAL FUND SERVICES, LLC
                                      FOR
                              FIRSTAR FUNDS, INC.
                             as of January 1, 2000

                               Money Market Fund
                        Institutional Money Market Fund
                        U.S. Treasury Money Market Fund
                       U.S. Government Money Market Fund
                          Tax-Exempt Money Market Fund

Annual Fee Schedule
-------------------

      $20.00   per Shareholder account

      $ 5.00   per Telephone exchange

      $12.00   per Wire transfer

      0.01%    of the market value of assets

Minimum annual fees of $12,000 per Fund.

Fees billed monthly based on net asset value at month end.

Plus out-of-pocket expenses including, but not limited to:

     Telephone (toll-free lines)            Insurance
     Postage                                Programming
     Stationery/Envelopes                   Mailing
     Proxies                                Retention of Records
     Microfilm/Microfiche of Records        Special Reports
     All other out-of-pocket expenses

Plus,
$0.50 per EFT/ACH item
$0.50 per payroll item
$5.00 per return items
$5.00 per research statement

                       FIRSTAR MUTUAL FUND SERVICES, LLC
                                      FOR
                              FIRSTAR FUNDS, INC.
                             as of January 1, 2000

     Short-Term Bond Market Fund              Intermediate Bond Market Fund
     Bond IMMDEXTM Fund                       Tax-Exempt Intermediate Bond Fund
     Balanced Income Fund                     Balanced Growth Fund
     Growth and Income Fund                   Equity Index Fund
     Growth Fund                              MidCap Index Fund
     Special Growth Fund                      Emerging Growth Fund
     MicroCap Fund                            Core International Equity Fund
     International Equity Fund

Annual Fee Schedule
-------------------

      $15.00   per Shareholder account

      $ 5.00   per Telephone exchange

      $12.00   per Wire transfer

       0.01%   of the market value of assets

Minimum annual fees of $24,000 per Fund.

Fees billed monthly based on net asset value at month end.

Plus out-of-pocket expenses including, but not limited to:

     Telephone (toll-free lines)            Insurance
     Postage                                Programming
     Stationery/Envelopes                   Mailing
     Proxies                                Retention of Records
     Microfilm/Microfiche of Records        Special Reports
     All other out-of-pocket expenses


Plus,
$0.50 per EFT/ACH item
$0.50 per payroll item
$5.00 per return items
$5.00 per research statement